Exhibit 10.1



                      A.A.P.L Form 610-1982

                  MODEL FORM OPERATING AGREEMENT

                               COPY

                       OPERATING AGREEMENT

                              DATED
                         August 15, 1997

OPERATOR L & J Operating, Inc.

CONTRACT AREA Township 53 North, Range 67 West, 6th P.M.
               Section 17: W/2W/2, SE/4NW/4, NE/4SW/4 Section 18: E/2NE/4 Crook County, Wyoming

COUNTY OR PARISH OF Crook -STATE OF Wyoming

COPYRIGHT 1982 - ALL RIGHTS RESERVED AMERICAN ASSOCIATION OF PETROLEUM LANDMEN, 2408 CONTINENTAL LIFE BUILDING, FORT WORTH, TEXAS, 76102, APPROVED FORM. A.A.P.L. NO.610 - 1982 REVISED




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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

                        TABLE OF CONTENTS

Article Title                                               Page
 1. DEFINITIONS  ... ....................................     1
 II. EXHIBITS  . ........ ..... ............... .........     1
 III. INTERESTS OF PARTIES  .............................     2
     A. OIL AND GAS INTERESTS  ..........................     2
     B. INTERESTS OF PARTIES IN COSTS AND PRODUCTION ....     2
     C. EXCESS ROYALTIES, OVERRIDING ROYALTIES
         AND OTHER PAYMENTS  ............ ...............     2
     D. SUBSEQUENTLY CREATED INTERESTS  .................     2
 IV. TITLES  ............................................     2
     A. Title EXAMINATION  ... Option A Deleted .........     2-3
     B. LOSS OF TITLE ................. .................     3
        1. Failure of Title  Deleted  .... ..............     3
        2. Loss by Non-Payment or Erroneous Payment
               of Amount Due .............. Deleted......     3
        3. Other Losses  .................. Amended .....     3
 V. OPERATOR ............................................     4
     A. DESIGNATION AND RESPONSIBILITIES OF OPERATOR.....     4
     B. RESIGNATION OR REMOVAL OF OPERATOR AND
            SELECTION OF SUCCESSOR .........Revised......     4
        1. Resignation or Removal of Operator ...........     4
        2. Selection of Successor Operator  .............     4
     C. EMPLOYEES .......................................     4
     D. DRILLING CONTRACTS ..............................     4
 VI. DRILLING AND DEVELOPMENT  ..........................     4
     A. INITIAL WELL.....................................     4-5
     B. SUBSEQUENT OPERATIONS  ..........................     5
        1. Proposed Operations .. ..... Revised .........     5
        2. Operations by Less than All Parties.. Revised.     5-6-7
        3. Stand-By Time  ...............................     7
        4. Sidetracking ....................... Revised..     7
     C. TAKING PRODUCTION IN KIND .......................     7
     D. ACCESS TO CONTRACT AREA AND INFORMATION .........     8
     E. ABANDONMENT OF WELLS ............................     8
        1. Abandonment of Dry Holes..........Revised.....     8
        2. Abandonment of Wells that have Produced.......     8-9
        3. Abandonment of Non-Consent Operations ........     9
VII. EXPENDITURES AND LIABILITY OF PARTIES ............     9
     A. LIABILITY OF PARTIES ............................     9
     B. LIENS AND PAYMENT DEFAULT'S .....................     9
     C. PAYMENTS AND ACCOUNTING  ........................     9
     D. LIMITATION OF EXPENDITURES ......................     9-10
        1. Drill or Deepen .... Option No. 1 Deleted.....     9-10
        2. Rework or Plug Back ... Revised...............     10
        3. Other Operations  ............................     10
     E. RENTALS, SHUT-IN WELL PAYMENTS AND MINIMUM
            ROYALTIES....................................     10
     F. TAXES  ..........................................     10
     G. INSURANCE .......................................     11
VIII. ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST...     11
     A. SURRENDER OF LEASES .............................     11
     B. RENEWAL OR EXTENSION OF LEASES ..................     11
     C. ACREAGE OR CASH CONTRIBU71ONS ...................     11-12
     D. MAINTENANCE OF UNIFORM INTEREST .................     12
     E. WAIVER OF RIGHTS TO PARTITION....................     12
     F. PREFERENTIAL RIGHT TO PURCHASE Deleted...........     12
IX. INTERNAL REVENUE CODE ELECTION ......................     12
X. CLAIMS AND LAWSUITS ................. ................     13
XI. FORCE MAJEURE .......................................     13
XII. NOTICES ............................ ...............     13
XIII. TERM OF AGREEMENT ..........Option No. 2-Deleted...     13
XIV. COMPLIANCE WITH LAWS AND REGULATIONS ...............     14
     A. LAWS, REGULATIONS AND ORDERS ....................     14
     B. GOVERNING LAW ...................................     14
     C. REGULATORY AGENCIES..............................     14
XV. OTHER PROVISIONS ....................................     14
XVI. MISCELLANEOUS... ......... .........................     15

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    A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

                       OPERATING AGREEMENT

     THIS AGREEMENT, entered into by and betwee L & J Operating, Inc. hereinafter designated and referred to as "Operator", and the signatory party or parties other than Operator, sometimes hereinafter referred to individually herein as "Non-Operator", and collectively as "Non-Operators".

                           WITNESSETH:

       WHEREAS, the parties to this agreement are owners of oil and gas leases and/or oil and gas interests in the land identified in Exhibit "A", and the parties hereto have reached an agreement to explore and develop these leases and/or oil and gas interests for the production of oil and gas to the extent and as hereinafter provided,

      NOW, THEREFORE, it is agreed as follows:

                            ARTICLE I.
                           DEFINITIONS

As used in this agreement, the following words and terms shall have the meanings here ascribed to them:

     A. The term "oil and gas" shall mean oil, gas, casinghead gas, gas condensate, and all other liquid or gaseous hydrocarbons and other marketable substances produced therewith, unless an intent to limit the inclusiveness of this term is specifically stated.
     B. The terms "oil and gas lease", "law" and "leasehold" shall mean the oil and gas leases covering tracts of land lying within the Contract Area which ore owned by the parties to this agreement.
     C. The term "oil and gas interests" shall mean unleased fee and mineral interests in tracts of land lying within the Contract Area which are owned by parties to this agreement.
     D. The term "Contract Area" shall mean all of the lands, oil and gas leasehold interests and oil and gas interests intended to be developed and operated for oil and gas purposes under this agreement. Such lands, oil and gas leasehold interests and oil and gas interests are described in Exhibit "A".
     E. The term "drilling unit" shall mean the area fixed for the drilling of one well by order or rule of any state or federal body having authority. If a drilling unit is not fixed by any such rule or order, a drilling unit shall be the drilling unit as established by the pattern of drilling in the Contract Area or as fixed by express agreement of the Drilling Parties.
     F. The term "drillsite" shall mean the oil and gas lease or interest on which a proposed well is to be located.
     G. The terms "Drilling Party" and "Consenting Party" shall mean a party who agrees to join in and pay its share of the cost of any operation conducted under the provisions of this agreement.
     H. The terms "Non-Drilling Party" and "Non-Consenting Party" shall mean a party who elects not to participate in a proposed operation.

     Unless the context otherwise clearly indicates. words used in the singular include the plural, the plural includes the singular, and the neuter gender includes the masculine and the feminine.

                           ARTICLE II.
                             EXHIBITS

     The following exhibits, as indicated below and attached hereto, are incorporated in and made a part hereof:
[X]   A. Exhibit "A", shall include the following information:
          (1) Identification of lands subject to this agreement,
          (2) Restrictions, if any, as to depths, formations, or substances,
          (3) Percentages or fractional interests of parties to this agreement,
          (4) Oil and gas leases and/or oil and gas interests subject to this agreement,
          (5) <deleted>
[ ]   B. Exhibit "B", Form of Lease.
[X]   C. Exhibit "C", Accounting Procedure.
[X]   D. Exhibit "D", Insurance.
[ ]   E. Exhibit "E", Gas Balancing Agreement.
[ ]   F. Exhibit "F", Non-Discrimination and Certification of Non-Segregated
         Facilities.
[ ]   G. Exhibit "G", Tax Partnership.


    If any provision of any exhibit, except Exhibits "E" and "G", is inconsistent with any provision contained in the body of this agreement, the provisions in the body of this agreement shall prevail.
                               -1-

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    A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

                          ARTICLE III.
                       INTERESTS OF PARTIES

A. Oil and Gas Interests:

     If any party owns an oil and gas interest in the Contract Area, that interest shall be treated for all purposes of this agreement and during the term hereof as if it were covered by the form of oil and gas lease attached hereto as Exhibit "B", and the owner thereof shall be deemed to own both the royalty interest reserved in such lease and the interest of the lessee thereunder.

B. Interests of Parties in Costs and Production:

     Unless changed by other provisions, all costs and liabilities incurred in operations under this agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned, by the parties as their interests are set forth in Exhibit "A". In the same manner, the parties shall also own all production of oil and gas from the Contract Area subject to the payment of royalties as provide in the leases shown in Exhibit "A" which shall be borne as hereinafter set forth.

    Regardless of which party has contributed the lease(s) and/or oil and gas interest(s) hereto on which royalty is due and payable, each party entitled to receive a share of production of oil and gas from the Contract Area shall bear and shall pay or deliver, or cause to be paid or delivered, to the extent of its interest in such production, the royalty amount stipulated hereinabove and shall hold the other parties free from any liability therefor. No party shall ever be responsible, however, on a price basis higher than the price received by such party, to any other party's lessor or royalty owner, and if any such other party's lessor or royalty owner should demand and receive settlement on a higher price basis, the party contributing the affected lease shall bear the additional royalty burden attributable to such higher price.
     Nothing contained in this Article III.B. shall be deemed an assignment or cross-assignment of interests covered hereby.

C. Excess Royalties, Overriding Royalties and Other Payments:

     Unless changed by other provisions, if the interest of any party in any lease covered hereby is subject to any royalty, overriding royalty, production payment or other burden on production in excess of the amount stipulated in
Article III.B., such party so burdened shall assume and alone bear all such excess obligations and shall indemnify and hold the other parties hereto harmless from any and all claims and demands for payment asserted by owners of such excess burden.

D. Subsequently Created Interests:

    If any party should hereafter create an overriding royalty, production payment or other burden payable out of production attributable to its working interest hereunder, or if such a burden existed prior to this agreement and is not set forth in Exhibit "A", or was not disclosed in writing to all other parties prior to the execution of this agreement by all parties, or is not a jointly acknowledged and accepted obligation of all parties (any such interest being hereinafter referred to as "subsequently created interest" irrespective of the timing of its creation and the party out of whose working interest the subsequently created interest is derived being hereinafter referred to as "burdened party"), and:

          1. If the burdened party is required under this agreement to assign or relinquish to any other party, or parties, all or a portion of its working interest and/or the production attributable thereto, said other party, or parties, shall receive said assignment and/or production free and clear of said subsequently created interest and the burdened party shall indemnify and save said other party, or parties, harmless from any and all claims and demands for payment asserted by owners of the subsequently created interest; and,

          2. If the burdened party fails to pay, when due, its share of expenses chargeable hereunder, all provisions of Article VII.B. shall be enforceable against the subsequently created interest in the same manner as they are enforceable against the working interest of the burdened party.

                           ARTICLE IV.
                              TITLES

A. Title Examination:

      Title examination shall be made on the drillsite of any proposed well prior to commencement of drilling operations or, if the Drilling Parties so request, title examination shall be made on the leases and/or oil and gas interests included, or planned to be included, in the drilling unit around such well. The opinion will include the ownership of the working interest. minerals, royalty, overriding royalty and production payments under the applicable leases. At the time a well is proposed, each party contributing leases and/or oil and gas interests to the drillsite or to be included in such drilling unit, shall furnish to Operator all abstracts (including federal lease status reports), title opinions, title papers and curative material in its possession free of charge. All such information not in the possession of or made available to Operator by the parties, but necessary for the examination of the title, shall be obtained by Operator. Operator shall cause title to be examined by attorneys on its staff or by outside attorneys. Copies of all title opinions shall be furnished to each party hereto. The cost incurred by Operator in this title program shall be borne as follows:

                               -2-
PAGE
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    A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

                           ARTICLE IV
                            continued
[  ] Option No. 1: Deleted

[ X] Option No. 2: Costs incurred by Operator in procuring abstracts and fees paid outside attorneys for title examination (including preliminary, supplemental, shut-in gas royalty opinions and division order title opinions) shall be borne by the Drilling Parties in the proportion that the interest of each Drilling Party bears to the total interest of all Drilling Parties as such interests appear in Exhibit "A". Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

    Each party shall be responsible for securing curative matter and pooling amendments or agreements required in connection with leases or oil and gas interests contributed by such party. Operator shall be responsible for the preparation and recording of pooling designations or declarations as well as the conduct of hearings before governmental agencies for the securing of spacing or pooling orders. This shall not prevent any party from appearing on its own behalf at any such hearing.

    No well shall be drilled on the Contract Area until after (1) the title to the drillsite or drilling unit has been examined as above provided, and (2) the title has been approved by the examining attorney or title has been accepted by all of the parties who are to participate in the drilling of the well.

B. Loss of Title:

     LOSSES: All loss of title to an Interest In the CONTRACT AREA shall he joint losses and shall be borne by all parties in proportion to their interests. There shall be no readjustment of interests in the remaining portion of the Contract Area.

                               -3-
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    A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

                            ARTICLE V.
                             OPERATOR

A. Designation and Responsibilities of Operator:

     L & J Operating, Inc. shall be the Operator of the Contract Area, and shall conduct and direct and have full control of all operations on the Contract Area as permitted and required by, and within the limits of this agreement. It shall conduct all such operations in a good and workmanlike manner, but it shall have no liability as Operator to the other parties for losses sustained or liabilities incurred, except such as may result from gross negligence or willful misconduct.

B. Resignation or Removal of Operator and Selection of Successor:

     1. Resignation or Removal of Operator: Operator may resign at any time by giving written notice thereof to Non-Operators. If Operator terminates its legal existence, or is no longer capable of serving as Operator, Operator shall be deemed to have resigned without any action by Non-0perators, except the selection of a successor. Operator may be removed if it fails or refuses to carry out its duties hereunder, or becomes insolvent, bankrupt or is placed in receivership, by the affirmative vote of two (2) or more Non-Operators owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of Operator. Such resignation or removal shall not become effective until 7:00 o'clock A.M. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Operator or action by the Non-Operators to remove Operator, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Operator, after effective date of resignation or removal, shall be bound by the terms hereof as a Non-Operator. A change of a corporate name or structure of Operator or transfer of Operator's interest to any single subsidiary, parent or successor corporation shall not be the basis for removal of Operator.

     2. Selection of Successor Operator:   Upon the resignation or removal of
Operator, a successor Operator shall be selected by the parties. The successor Operator shall be selected from the parties owning an interest in the Contract Area at the time such successor Operator is selected. The successor Operator shall be selected by the affirmative vote of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit "A"; provided, however, if an Operator which has been removed fails to vote or votes only to succeed itself, the successor Operator shall be selected by the affirmative vote of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of the Operator that was removed.

C. Employees:

    The number of employees used by Operator in conducting operations hereunder, their selection, and the hours of labor and the compensation for services performed shall he determined by Operator, and all such employees shall be the employees of Operator.

D. Drilling Contracts:

     All wells drilled on the Contract Area shall be drilled on a competitive contract basis at the usual rates prevailing in the area. If it so desires, Operator may employ its own tools and equipment in the drilling of wells, but its charges therefor shall not exceed the prevailing rates in the area and the rate of such charges shall be agreed upon by the parties in writing before drilling operations are commenced, and such work shall be performed by Operator under the same terms and conditions as are customary and usual in the area in contracts of independent contractors who are doing work of a similar nature.

                           ARTICLE VI.
                     DRILLING AND DEVELOPMENT

A. Initial Well:

     On or before the day of 19 , Operator shall commence the drilling of a well for oil and gas at the following location:

                     SW/4SW/4 of Section 17, T53N, R67W

and shall thereafter continue the drilling of the well with due diligence to a depth adequate to test the Minnelusa formation or to
                  6,100 feet, whichever is lesser.

unless granite or other practically impenetrable substance or condition in the hole, which renders further drilling impractical is encountered at a lesser depth, or unless all parties agree to complete or abandon the well at a lesser depth.

     Operator shall make reasonable tests of all formations encountered during drilling which give indication of containing oil and gas in quantities sufficient to test, unless this agreement shall be limited in its application to a specific formation or formations, in which event Operator shall be required to test only the formation or formations to which this agreement may apply.
                              -4-

    A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

                       ARTICLE VI continued

     If, in Operator's judgment, the well will not produce oil or gas in paying quantities, and it wishes to plug and abandon the well as a dry hole, the provisions of Article VI.E.1. shall thereafter apply.

B. Subsequent Operations:

     1. Proposed Operations: Should any party hereto desire to drill any well on the Contract Area other than the well provided for in Article VI.A., or to rework, deepen or plug back a dry hole drilled at the joint expense of all parties or a well jointly owned by all the parties and not then producing in paying quantities, the party desiring to drill, rework, deepen or plug back such a well shall give the other parties written notice of the proposed operation, specifying the work to be performed, the location, proposed depth, objective formation and the estimated cost of the operation. The parties receiving such a notice shall have thirty (30) days after receipt of the notice within which to notify the party wishing to do the work whether they elect to participate in the cost of the proposed operation. If a drilling rig is on location, notice of a proposal to rework, plug back or drill deeper may be given by telephone and the response period shall be limited to twenty-four
(24) hours, exclusive of Saturday, Sunday and legal holidays. Failure of a party receiving such notice to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the proposed operation. Any notice or response given by telephone shall be promptly confirmed in writing.

     If all parties elect to participate in such a proposed operation, Operator shall, within ninety (90) days after expiration of the notice period of thirty (30) days (or as promptly as possible after the expiration of the twenty-four (24) hour period when a drilling rig is on location, as the case may be), actually commence the proposed operation and complete it with due diligence at the risk and expense of all parties hereto; provided, however, said commencement date may be extended upon written notice of same by Operator to the other parties, for a period of up to thirty (30) additional days if, in the sole opinion of Operator, such additional time is reasonably necessary to obtain permits from governmental authorities, surface rights (including rights-of-way) or appropriate drilling equipment, or to complete title examination or curative matter required for title approval or acceptance. Notwithstanding the force majeure provisions of Article XI, if the actual operation has not been commenced within the time provided (including any extension thereof as specifically permitted herein) and if any party hereto still desires to conduct said operation, written notice proposing same must be resubmitted to the other parties in accordance with the provisions hereof as if no prior proposal had been made.

     2. Operations by Less than All Parties: If any party receiving such notice as provided in Article VI.B.1. or VII.D.1 (Option No. 2) elects not to participate in the proposed operation, then, in order to be entitled to the benefits of this Article, the party or parties giving the notice and such other parties as shall elect to participate in the operation shall, within ninety (90) days after the expiration of the notice period of thirty (30) days (or as promptly as possible after the expiration of the twenty-four (24) hour period when a drilling rig is on location, as the case may be) actually commence the proposed operation and complete it with due diligence. Operator shall perform all work for the account of the Consenting Parties; provided, however, if no drilling rig or other equipment is on location, and if Operator is a Non-Consenting Party, the Consenting Parties shall either: (a) request Operator to perform the work required by such proposed operation for the account of the Consenting Parties, or (b) designate one (1) of the Consenting Parties as Operator to perform such work. Consenting Parties, when conducting operations on the Contract Area pursuant to this Article VI.B.2., shall comply with all terms and conditions of this agreement.

     If less than all parties approve any proposed operation, the proposing party, immediately after the expiration of the applicable notice period, shall advise the Consenting Parties of the total interest of the parties approving such operation and its recommendation as to whether the Consenting Parties should proceed with the operation as proposed. Each Consenting Party, within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after receipt of such notice, shall advise the proposing party of its desire to (a) limit participation to such party's interest as shown on Exhibit "A" or (b) carry its proportionate part of Non-Consenting Parties' interests, and failure to advise the proposing party shall be deemed an election under (a). In the event a drilling rig is on location, the time permitted for such a response shall not exceed a total of twenty-four
(24)hours (inclusive of Saturday, Sunday and legal holidays). The proposing party, at its election, may withdraw such proposal if there is insufficient participation and shall promptly notify all parties of such decision.

    The entire cost and risk of conducting such operations shall be borne by the Consenting Parties in the proportions they have elected to bear same under the terms of the preceding paragraph. Consenting Parties shall keep the leasehold estates involved in such operations free and clear of all liens and encumbrances of every kind created by or arising from the operations of the Consenting Parties. If such an operation results in a dry hole, the Consenting Parties shall plug and abandon the well and restore the surface location at their sole cost, risk and expense. If any well drilled, reworked, deepened or plugged back under the provisions of this Article results in a producer of oil and/or gas in paying quantities, the Consenting Parties shall complete and equip the well to produce at their sole cost and risk,

    A.A,P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

                            ARTICLE VI
                            continued

and the well shall then be turned over to Operator and shall be operated by it at the expense and for the account of the Consenting Parties. Upon commencement of operations for the drilling, reworking, deepening or plugging back of any such well by Consenting Parties in accordance with the provisions of this Article, each Non-Consenting Party shall be deemed to have relinquished to Consenting Parties, and the Consenting Parties shall own and be entitled to receive, in proportion to their respective interests, all of such Non-Consenting Party's interest in the well and share of production therefrom until the proceeds of the sale of such share, calculated at the well, or market value thereof if such share is not sold, (after deducting production taxes, excise taxes, royalty, overriding royalty and other interests not excepted by Article III.D. payable out of or measured by the production from such well accruing with respect to such interest until it reverts) shall equal the total of the following:

     (a) 100% of each such Non-Consenting Party's share of the cost of any newly acquired surface equipment beyond the wellhead connections (including, but not limited to, stock tanks, separators, treaters, pumping equipment and piping), plus 100% of each such Non-Consenting Party's share of the cost of operation of the well commencing with first production and continuing until each such Non-Consenting Party's relinquished interest shall revert to it under other provisions of this Article, it being agreed that each Non-Consenting Party's share of such costs and equipment will be that interest which would have been chargeable to such Non-Consenting Party had it participated in the well from the beginning of the operations; and

     (b) 300% of that portion of the costs and expenses of drilling, reworking, deepening, plugging back, testing and completing, after deducting any cash contributions received tinder Article VIII.C., and 300% of that portion of the cost of newly acquired equipment in the well (to and including the wellhead connections), which would have been chargeable to such Non-Consenting Party if it had participated therein.

    An election not to participate in the drilling or the deepening of a well shall be deemed an election not to participate in any reworking or plugging back operation proposed in such a well, or portion thereof, to which the initial Non-Consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party's recoupment account. Any such reworking or plugging back operation conducted during the recoupment period shall be deemed part of the cost of operation of said well and there shall be added to the sums to be recouped by the Consenting Parties one hundred percent (100%) of that portion of the costs of the reworking or plugging back operation which would have been chargeable to such Non-Consenting Party had it participated therein. If such a reworking or plugging back operation is proposed during such recoupment period, the provisions of this Article VI.B. shall be applicable as between said Consenting Parties in said well.

     During the period of time Consenting Parties are entitled to receive Non-Consenting Party's share of production, or the proceeds therefrom, Consenting Parties shall be responsible for the payment of all production, severance, excise, gathering and other taxes, and all royalty, overriding royalty and other burdens applicable to Non-Consenting Party's share of production not excepted by Article III.D.

     In the case of any reworking, plugging back or deeper drilling operation, the Consenting Parties shall be permitted to use, free of cost, all casing, tubing and other equipment in the well, but the ownership of all such equipment shall remain unchanged; and upon abandonment of a well after such reworking, plugging back or deeper drilling, the Consenting Parties shall account for all such equipment to the owners thereof, with each party receiving its proportionate part in kind or in value, less cost of salvage. Within sixty (60) days after the completion of any operation under this Article, the party conducting the operations for the Consenting Parties shall furnish each Non-Consenting Party with an inventory of the equipment in and connected to the well, and an itemized statement of the cost of drilling, deepening, plugging back, testing, completing, and equipping the well for production; or, at its option, the operating party, in lieu of an itemized statement of such costs of operation, may submit a detailed statement of monthly billings. Each month thereafter, during the time the Consenting Parties are being reimbursed as provided above, the party conducting the operations for the Consenting Parties shall furnish the Non-Consenting Parties with an itemized statement of all costs and liabilities incurred in the operation of the well, together with a statement of the quantity of oil and gas produced from it and the amount of proceeds realized from the sale of the well's working interest production during the preceding month. In determining the quantity of oil and gas produced during any month, Consenting Parties shall use industry accepted methods such as, but not limited to, metering or periodic well tests. Any amount realized from the sale or other disposition of equipment newly acquired in connection with any such operation which would have been owned by a Non-Consenting Party had it participated therein shall be credited against the total unreturned costs of the work done and of the equipment purchased in determining when the interest of such Non-Consenting Party shall revert to it as above provided; and if there is a credit balance, it shall be paid to such Non-Consenting Party.

    A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

                           ARTICLE VI
                            continued

     If and when the Consenting Parties recover from a Non-Consenting Party's relinquished interest the amounts provided for above, the relinquished interests of such Non-Consenting Party shall automatically revert to it, and, from and after such reversion, such Non-Consenting Party shall own the same interest in such well, the material and equipment in or pertaining thereto, and the production therefrom as such Non-Consenting Party would have been entitled to had it participated in the drilling, reworking, deepening or plugging back of said well. Thereafter, such Non-Consenting Party shall be charged with and shall pay its proportionate part of the further costs of the operation of said well in accordance with the terms of this agreement and the Accounting Procedure attached hereto.

     Notwithstanding the provisions of this Article VI.B.2., it is agreed that without the mutual consent of all parties, no wells shall be completed in or produced from a source of supply from which a well located elsewhere on the Contract Area is producing, unless such well conforms to the then-existing well spacing pattern for such source of supply.

     The provisions of this Article shall have no application whatsoever to the drilling of the initial well described in Article VI.A. except (a) as to
Article VII.D.1. (Option No. 2), if selected, or (b) as to the reworking, deepening and plugging back of such initial well after it has been drilled to the depth specified in Article VI.A. if it shall thereafter prove to be a dry hole or, if initially completed for production, ceases to produce in paying quantities.

     3. Stand-By Time: When a well which has been drilled or deepened has reached its authorized depth and all tests have been completed, and the results thereof furnished to the parties, stand-by costs incurred pending response to a party's notice proposing a reworking, deepening, plugging back or completing operation in such a well shall be charged and borne as part of the drilling or deepening operation just completed. Stand-by costs subsequent to all parties responding, or expiration of the response time permitted, whichever first occurs, and prior to agreement as to the participating interests of all Consenting Parties pursuant to the terms of the second grammatical paragraph of Article VI.B.2, shall be charged to and borne as part of the proposed operation, but if the proposal is subsequently withdrawn because of insufficient participation, such stand-by costs shall be allocated between the Consenting Parties in the proportion each Consenting Party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all Consenting Parties.

     4. Sidetracking: Except as hereinafter provided, those provisions of this agreement applicable to a "deepening" operation shall also be applicable to any proposal to directionally control and intentionally deviate a well from vertical so as to change the bottom hole location (herein called "sidetracking"), unless done to straighten the hole or to drill around junk in the hole or because of other mechanical difficulties. Any party having the right to participate in a proposed sidetracking operation that does not own an interest in the affected well bore at the time of the notice shall, upon electing to participate, tender to the well bore owners its proportionate share (equal to its interest in the sidetracking operation) of the value of thar portion of the existing well bore to be utilized as follows:

      (a) If the proposal is for sidetracking an existing dry hole, reimbursement shall be on the basis of the actual costs incurred in the initial drilling of the well down to the depth at which the sidetracking operation is initiated.

      (b) if the proposal is for sidetracking a well which has previously produced, reimbursement shall be on the basis of the well's salvable materials and equipment down to the depth at which the sidetracking operation is initiated, determined in accordance with the provisions of Exhibit "C", less the estimated cost of salvaging and the estimated cost of plugging and abandoning.

     In the event that notice for a sidetracking operation is given while the drilling rig to be utilized is on location, the response period shall be limited to twenty-four (24) hours exclusive of Saturday, Sunday and legal holidays; provided, however, any party may request and receive up to eight (8) additional days after expiration of he twenty-four (24) hours within which to respond by paying for all stand-by time incurred during such extended response period. If more than one party elects to take such additional time to respond to the notice, standby costs shall be allocated between the parties taking additional time to respond on a day-to-day basis in the proportion each electing party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all the electing parties. In all other instances the response period to a proposal for sidetracking shall be limited to thirty
(30) days.

C. TAKING PRODUCTION IN KIND:

     Each party shall take in kind or separately dispose of its proportionate share of all oil and gas produced from the Contact Area, exclusive of production which may be used in development and producing operations and in preparing and treating oil and/or gas for marketing purposes and production unavoidably lost. Any extra expenditure incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in all be

    A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

                            ARTICLE VI
                             continued

required to pay for only its proportionate share of such part of Operator's surface facilities which it uses.

     Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, and, except as provided in Article VII.B., shall be entitled to receive payment directly from the purchaser thereof for its share of all production. In the event any party shall fail to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the oil and gas produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such oil and gas or sell it to others at any time and from time to time, for the account of the nontaking party at the best price obtainable in the area for such production. Any such purchase or sale by Operator shall be subject always to the right of the owner of the production to exercise at any time its right to take in kind, or separately dispose of, its share of all oil and gas not previously delivered to a purchaser. Any purchase or sale by Operator of any other party's share of oil and gas shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one
(1) year. Notwithstanding the foregoing, Operator shall not make a sale, including one into interstate commerce, of any other party's share of gas production without first giving such other party thirty (30) days notice of such intended sale.

D. Access to Contract Area and Information:

      Each party shall have access to the Contract Area at all reasonable times, at its sole cost and risk to inspect or observe operations, and shall have access at reasonable times to information pertaining in the development or operation thereof, including Operator's books and records relating thereto. Operator, upon request, shall furnish each of the other parties with copies of all forms or reports filed with governmental agencies, daily drilling reports, well logs, tank tables, daily gauge and run tickets and reports of stock on hand at the first of each month, and shall make available samples of any cores or cuttings taken from any well drilled on the Contract Area. The cost of gathering and furnishing information to Non-Operator, other than that specified above shall he charged to the Non-Operator that requests the information.

E. Abandonment of Wells:

     1. Abandonment of Dry Holes: Except for any well drilled or deepened pursuant to Article VI.B.2., any well which has been drilled or deepened under the terms of this agreement and is proposed to be completed as a dry hole shall not be plugged and abandoned without the consent of all parties. Should Operator, after diligent effort, be unable to contact any party, or should any party fail to reply within twenty-four (24) hours (exclusive of Saturday, Sunday and legal holidays) after receipt of notice of the proposal to plug and abandon such well, such party shall be deemed to have consented to the proposed abandonment. Any such wells shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the parties who participated in the cost of drilling or deepening such well. Any party who objects to plugging and abandoning such well shall have the right to take over the well and conduct further operations in search of oil and/or gas subject to the provisions of Article VI.B.

2. Abandonment of Wells that have Produced: Except for any well in which a Non-Consent operation has been conducted hereunder for which the Consenting Parties have not been fully reimbursed as herein provided any well which has been completed as a producer shall not be plugged and abandoned without the consent of all parties. If all parties consent to such abandonment, the well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of all the parties hereto. If, within thirty (30) days after receipt of notice of the proposed abandonment of any well, all parties do not agree to the abandonment of such well, those wishing to continue its operation from the interval(s) of the formation(s) then open to production shall tender to each of the other parties its proportionate share of the valtic of the well's salvable material and equipment, determined in accordance with the provisions of Exhibit "C", less the estimated cost of salvaging and the estimated cost of plugging and abandoning. Each abandoning party shall assign the non-abandoning parties, without warranty, express or implied, as to title or as to quantity, or fitness for use of the equipment and material, all of its interest in the well and related equipment, together with its interest in the leasehold estate as to, but only as to, the interval or intervals of the formation or formations then open to production. If the interest of the abandoning party is or includes an oil and gas interest, such party shall execute and deliver to the non-abandoning party or parties an oil and gas lease, limited to the interval or intervals of the formation or formations then open to production, for a term of one (1) year and so long thereafter as oil and/or gas is produced from the interval or intervals of the formation or formations covered thereby, such lease to be on the form attached as Exhibit

    A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

                            ARTICLE VI
                            Continued

"B". The assignments or leases so limited shall encompass the "drilling unit" upon which the well is located. The payments by, and the assignments or leases to, the assignees shall be in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all assignees. There shall be no readjustment of interests in the remaining portion of the Contract Area.

    Thereafter, abandoning parties shall have no further responsibility, liability, or interest in the operation of or production from the well in the interval or intervals then open other than the royalties retained in any lease made under the terms of this Article. Upon request, Operator shall continue to operate the assigned well for the account of the non-abandoning parties at the rates and charges contemplated by this agreement, plus any additional cost and charges which may arise as the result of the separate ownership of the assigned well. Upon proposed abandonment of the producing interval(s) assigned or leased, the assignor or lessor shall then have the option to repurchase its prior interest in the well (using the same valuation formula, and participate in further operations therein subject to the provisions hereof.

3. Abandonment of Non-Consent Operations: The provisions of Article VI.E.I. or VI.E.2. above shall be applicable as between Consenting Parties in the event of the proposed abandonment of any well excepted from said Articles; provided, however, no well shall be permanently plugged and abandoned unless and until all parties having the right to conduct further operations therein have been notified of the proposed abandonment and afforded the opportunity to elect to take over the well in accordance with the provisions of this Article VI.E.

                          ARTICLE VII.
              EXPENDITURES AND LIABILITY OF PARTIES

A. Liability of Parties:

     The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs of developing and operating the Contract Area. Accordingly, the liens granted among the parties in Article VII.B. are given to secure only the debts of each severally. It is not the intention of the parties to create, nor shall this agreement be construed as creating, a mining or other partnership or association, or to render the parties liable as partners.

B. Liens and Payment Defaults:

     Each Non-0perator grants to Operator a lien upon its oil and gas rights in the Contract Area, and a security interest in its share of oil and/or gas when extracted and its interest in all equipment, to secure payment of its share of expense, together with interest thereon at the rate provided in Exhibit "C". To the extent that Operator has a security interest under the Uniform Commercial Code of the state, Operator shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by Operator for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof. In addition, upon default by any Non-Operator in the payment of its share of expense, Operator shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of such Non-Operator's share of oil and/or gas until the amount owed by such Non-Operator, plus interest, has been paid. Each purchaser shall be entitled to rely upon Operator's written statement concerning the amount of any default. Operator grants a like lien and security interest to the Non-Operators to secure payment of Operator's proportionate share of expense. If any party fails or is unable to pay its share of expense within sixty (60) days after rendition of a statement therefor by Operator, the non-defaulting parties, including Operator, shall, upon request by Operator, pay the unpaid amount in the proportion that the interest of each such party bears to the interest of all such parties. Each party so paying its share of the unpaid amount shall to obtain reimbursement thereof, be subrogated to the security rights described in the foregoing paragraph.

C. Payments and Accounting:

     Except as herein otherwise specifically provided, Operator shall promptly pay and discharge expenses incurred in the development and operation of the Contract Area pursuant to this agreement and shall charge each of the parties hereto with their respective proportionate shares upon the expense basis provided in Exhibit "C". Operator shall keep an accurate record of the joint account hereunder, showing expenses incurred and charges and credits made and received.

     Operator, at its election, shall have the right from time to time to demand and receive from the other parties payment in advance of their respective shares of the estimated amount of the expense to be incurred in operations hereunder during the next succeeding month, which right may be exercised only by submission to each such party of an itemized statement of such estimated expense, together with an invoice for its share thereof. Each such statement and invoice for the payment in advance of estimated expense shall be submitted on or before the 20th day of the next preceding month. Each party shall pay to Operator its proportionate share of such estimate within fifteen (15) days after such estimate and invoice is received. If any party fails to pay its share of said estimate within said time, the amount due shall bear interest as provided in Exhibit "C" until paid. Proper adjustment shall be made monthly between advances and actual expenses to the end that each party shall bear and pay its proportionate shire of actual expenses incurred, and no more.

D. Limitation of Expenditures:

     1. Drill or Deepen: Without the consent of all parties, no well shall be drilled or deepened, except any well drilled or deepened pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the drilling or deepening shall include:

    A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

                           ARTICLE VII
                            continued

[   ] Option No. 1 - Deleted
[ X ] Option No. 2 All necessary expenditures for the drilling or deepening and testing of the well. When such well has reached its authorized depth, and all tests have been completed, and the results thereof furnished to the parties, Operator shall give immediate notice to the Non-Operators who have the right to participate in the completion costs. The parties receiving such notice shall have twenty-four (24) hours (exclusive of Saturday, Sunday and legal holidays) in which to elect to participate in the setting of casing and the completion attempt. Such election, when made, shall include consent to all necessary expenditures for the completing and equipping of such well, including necessary tankage and/or surface facilities. Failure of any party receiving such notice to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the completion attempt. If one or more, but less than all of the parties, elect to set pipe and to attempt a completion, the provisions of Article hereof (the phrase "reworking, deepening or plugging back" as contained in Article shall be deemed to include "completing") shall apply to the operations thereafter conducted by less than all parties.

2. Rework or Plug Back: Without the consent of all parties, no well shall he reworked or plugged back except a well reworked or plugged back pursuant to the provisions of Aricle VI.B.2. of this agreement. Consent to the reworking or plugging back of a well shall include all necessary expenditures in conducting such operations and completing and equipping of said well, including necessary tankage and/or surface facilities.

3. Other Operations: Without the consent of all parties, Operator shall not undertake any single project reasonably estimated to require an expenditure in excess of ***Ten Thousand and 00/100*** Dollars ($10,0000.00*) except in connection with a well, the drilling, reworking, deepening, completing, recompleting, or plugging back of which has been previously authorized by or pursuant to this agreement; provided, however, that, in case of explosion, fire, flood or other sudden emergency, whether of the same or different nature, Operator may take such steps and incur such expenses as in its opinion are required to deal with the emergency to safeguard life and property but Operator, as promptly as possible, shall report the emergency to the other parties. If Operator prepares an authority for expenditure (AFE) for its own use, Operator shall furnish any Non-Operator so requesting an information copy thereof for any single project costing in excess of ***TEN THOUSAND AND 00/100*** Dollars ($10,000.00) but less than the amount first set forth above in this paragraph.

E. Rentals, Shut-in Well Payments and Minimum Royalties:

    Rentals, shut-in well payments and minimum royalties which may be required under the terms of any lease shall be paid by the party or parties who subjected such lease to this agreement at its or their expense. In the event two or more parties own and have contributed interests in the same lease to this agreement, such parties may designate one of such parties to make said payments for and on behalf of all such parties. Any party may request and shall be entitled to receive, proper evidence of all such payments. In the event of failure to make proper payment of any rental shut-in well payment or minimum royalty through mistake or oversight where such payment is required to continue the lease in force any loss which results from such non-payment shall be borne in accordance with the provisions of Article IV.B.2.

     Operator shall notify Non-Operator of the anticipated completion of a shut-in gas well, or the shutting in or return to production of a producing gas well, at least five (5) days (excluding Saturday, Sunday and legal holidays), or at the earliest opportunity permitted by circumstances, prior to taking such action but assumes no liability for failure to do so. In the event of failure by Operator to so notify Non-Operator, the loss of any lease contributed hereto by Non-Operator for failure to make timely payments of any shut-in well payment shall be borne jointly by the parties hereto under the provisions of Article IV.B.3.

F. Taxes:

    Beginning with the first calendar year after the effective date hereof, Operator shall render for ad valorem taxation all property subject to this agreement which by law should be rendered for such taxes, and it shall pay all such taxes assessed thereon before they become delinquent. Prior to the rendition date, each Non-Operator shall furnish Operator information as to burdens (to include, but not be limited to, royalties, overriding royalties and production payments) on leases and oil and gas interests contributed by such Non-Operator. If the assessed valuation of any leasehold estate is reduced by reason of its being subject to outstanding excess royalties, over-riding royalties or production payments, the reduction in ad valorem taxes resulting therefrom shall inure to the benefit of the owner or owners of such leasehold estate, and Operator shall adjust the charge to such owner or owners so as to reflect the benefit of such reduction. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the joint account shall be made and paid by the parties hereto in accordance with the tax value generated by each party's working interest. Operator shall bill the other parties for their proportionate shares of all tax payments in the manner provided in Exhibit "C".

     If Operator considers any tax assessment improper, Operator may, at its discretion, protest within the time and manner prescribed by law, and prosecute the protest to a final determination, unless, all parties agree to abandon the protest prior to final determination. During the pendency of administrative or judicial proceedings, Operator may elect to pay, under protest, all such taxes and any interest and penalty. When any such protested assessment shall have been finally determined, Operator shall pay the tax for the joint account, together with any interest and penalty accrued, and the total cost shall then be assessed against the parties, and be paid by them, as provided in Exhibit "C".

     Each party shall pay or cause to be paid all production, severance, excise, gathering and other taxes imposed upon or with respect to the production or handling of such party's share of oil and/or gas produced under the terms of this agreement.
                               -10-

    A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

                           ARTICLE VII
                            continued

G. Insurance:

     At all times while operations are conducted hereunder, Operator shall comply with the workmen's compensation law of the state where the operations are being conducted; provided, however, that Operator may be a self-insurer for liability under said compensation laws in which event the only charge that shall he made to the joint account shall be as provided in Exhibit "C".

     Operator shall also carry or provide insurance for the benefit of the joint account of the parties as outlined in Exhibit "D", attached to and made a part hereof. Operator shall require all contractors engaged in work on or for the Contract Area to comply with the workmen's compensation law of the state where the operations are being conducted and to maintain such other insurance as Operator may require.

     In the event automobile public liability insurance is specified in said Exhibit "D", or subsequently receives the approval of the parties, no direct charge shall be made by Operator for premiums paid for such insurance for Operator's automotive equipment.

                          ARTICLE VIII.
         ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST

A. Surrender of Leases:

    The leases covered by this agreement, insofar as they embrace acreage in the Contract Area, shall not be surrendered in whole or in part unless all parties consent thereto.

     However, should any party desire to surrender its interest in any lease or in any portion thereof, and the other parties do not agree or consent thereto, the party desiring to surrender shall assign, without express or implied warranty of title, all of its interest in such lease, or portion thereof, and any well, material and equipment which may be located thereon and any rights in production thereafter secured, to the parties not consenting to such surrender. If the interest of the assigning party is or includes in oil and gas interest, the assigning party shall execute and deliver to the party or parties not consenting to such surrender an oil and gas lease covering such oil and gas interest for a term of one (1) year and so long thereafter as oil and/or gas is produced from the land covered thereby, such lease to be on the form attached hereto is Exhibit "B". Upon such assignment or lease, the assigning party shall be relieved from all obligation, thereafter accruing but not theretofore accrued with respect to the interest assigned or leased and the operation of any well attributable thereto, and the assigning party shall have no further interest in the assigned or leased premises and its equipment and production other than the royalties retained in any lease made under the terms of this Article. The party assignee or lessee shall pay to the party assignor or lessor the reasonable salvage value of the latter's interest in any wells and equipment attributable to the assigned or leased acreage. The value of all material shall be determined in accordance with the provisions of Exhibit "C", less the estimated cost of salvaging and the estimated cost of plugging and abandoning. If the assignment or lease is in favor of more than one party, the interest shall be shared by such parties in the proportions that the interest of each bears to the total interest of all such parties.
Any assignment, lease or surrender made under this provision shall not reduce or change the assignor's, lessor's or surrendering party's interest as it was immediately before the assignment, lease or surrender in the balance of the Contract Area; and the acreage assigned, leased or surrendered, and subsequent operations thereon, shall not thereafter be subject to the terms and provisions of this agreement.

B. Renewal or Extension of Leases:

    If any party secures a renewal of any oil and gas lease subject to this agreement all other parties shall be notified promptly, and shall have the right for a period of thirty (30) days following receipt of such notice in which to elect to participate in the ownership of the renewal lease, insofar as such lease affects lands within the Contract Area, by paying to the party who acquired it their several proper proportionate shares of the acquisition cost allocated to that part of such lease within the Contract Area, which shall be in proportion to the interests held at that time by the parties in the Contract Area.

   If some, but less than all, of the parties elect to participate in the purchase of a renewal lease, it shall be owned by the parties who elect to participate therein, in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all parties participating in the purchase of such renewal lease. Any renewal lease in which less than all parties elect to participate shall not be subject to this agreement.

    Each party who participates in the purchase of a renewal lease shall be given an assignment of its proportionate interest therein by the acquiring party.

    The provisions of this Article shall apply to renewal leases whether they are for the entire interest covered by the expiring lease or cover only a portion of its area or an interest therein any renewal lease taken before the expiration of its predecessor lease, or taken or contracted for within six (6) months after the expiration of the existing lease shall be subject to this provision; but any lease taken or contracted for more than six (6) months after the expiration of an existing lease shall not be deemed a renewal lease and shall not be subject to the provisions of this agreement.

     The provisions in this Article shall also be applicable to extensions of oil and gas leases.

C. Acreage or Cash Contributions:

    While this agreement is in force, if any party contracts for a contribution of cash towards the drilling of a well or any other operation on the Contract Area, such contribution shall be paid to the party who conducted the drilling or other operation and shall be applied by it against the cost of such drilling or other operation. If the contribution be in the form of acreage, the party to whom the contribution is made shall promptly tender an assignment of the acreage, without warranty of title, to the Drilling
Parties in the proportions

    A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982
                           ARTICLE VIII
                            continued

said Drilling Parties shared the cost of drilling the well. Such acreage shall become a separate Contract Area and, to the extent possible, be governed by provisions identical to this agreement. Each party shall promptly notify all other parties of any acreage or cash contributions it may obtain in support of any well or any other operation on the Contract Area. The above provisions shall also be applicable to optional rights to earn acreage outside the Contract Area which are in support of a well drilled inside the Contract Area. If any party contracts for any consideration relating to disposition of such party's share of substances produced hereunder, such consideration shall not be deemed a contribution as contemplated in this Article VIII.C.

D. Maintenance of Uniform Interest:

    For the purpose of maintaining uniformity of ownership in the oil and gas leasehold interests covered by this agreement, no party shall sell, encumber, transfer or make other disposition of its interest in the leases embraced within the Contract Area and in wells, equipment and production unless such disposition shall be made expressly subject to this agreement and shall be made without prejudice to the right of the other parties. Any extra, reasonable and customary, expenditure incurred as a result of a partial disposition including any additional marketing or metering expense, shall be borne by the party to which such interest is transferred. If at any time the interest of any party is devided among and owned by are three or more co-owners, Operator, at its discretion, may require such co-owners to appoint a single trustee or agent with full authority to receive notices, approve expenditures, receive billings for and approve and pay such party's share of the joint expenses, and to deal generally with, and with power to bind, the co-owners of such party's interest within the scope of the operations embraced in this agreement; however, all such co-owners shall have the right to enter into and execute all contracts or agreements for the disposition of their respective shares of the oil and gas produced from the Contract Area and they shall have the right to receive, separately, payment of the sale proceeds thereof.

E. Waiver of Rights to Partition:

    If permitted by the laws of the state or states in which the property covered hereby is located, each party hereto owning an undivided interest in the Contract Area waives any and all rights it may have to partition and have set aside to it in severalty its undivided interest therein.

                           ARTICLE IX.
                  INTERNAL REVENUE CODE ELECTION

    This agreement is not intended to create, and shall not be construed to create, a relationship of partnership or an association for profit between or among the parties hereto. Notwithstanding any provision herein that the rights and liabilities hereunder are several and not joint or collective, or that this agreement and operations hereunder shall not constitute a parnership, if, for federal income tax purposes, this agreement and the operations hereunder are regarded as a partnership, each party hereby affected elects to be excluded from the application of all of the provisions of Subchapter "K", Chapter 1, Subtitle "A", of the Internal Revenue Code of 1954, as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Operator is authorized and directed to execute on behalf of each party hereby affected such evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by Federal Regulations 1.761. Should there be any requirement that each party hereby affected give further evidence of this election, each such party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No such party shall give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax laws of the state or states in which the Contract Area is located or any future income tax laws of the United States contain provisions similar to those in Subchapter "K" Chapter 1, Subtitle "A", of the Internal Revenue Code of 1954 under which an election similar to that provided by Section 761 of the Code is permitted, each party hereby affected shall make such election as may be permitted or required by such laws. In making the foregoing election, each such party states that the income derived by such party from operations hereunder can be adequately determined without the computation of partnership taxable income.

    * In the event a disposition is made to a third party who, at the time of disposition is in receivership or has filed for or has been petitioned into bankruptcy, the disposing party shall also be liable to the other parties after disposition for all amounts accruing for operations in which the disposing party chose to participate under this Agreement attributable to the disposed interest prior to the effective date of the disposition.

    A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

                           ARTICLE X.
                       CLAIMS AND LAWSUITS

     Operator may settle any single uninsured third party damage claim or suit arising from operations hereunder if the expenditure does not exceed ***TEN THOUSAND AND 00/100*** ---Dollars ($10,000.00*) and if the payment is in complete settlement of such claim or suit. If the amount required for settlement exceeds the above amount, the parties hereto shall assume and take over the further handling of the claim or suit, unless such authority is delegated to Operator. All costs and expenses of handling, settling, or otherwise discharging such claim or suit shall be at the joint expense of the parties participating in the operation from which the claim or suit arises. If a claim is made against any party or if any party is sued on account of any matter arising from operations hereunder over which such individual has no control because of the rights given Operator by this agreement, such party shall immediately notify all other parties, and the claim or suit shall be treated as any other claim or suit involving operations hereunder.

                           ARTICLE XI.
                          FORCE MAJEURE

    If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this agreement, other than the obligation to make money payments, that party shall give to all other parties prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspended during, but no longer than, the continuance of the force majeure. The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable.

    The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the party concerned.

     The term "force majeure", as here employed, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

                          ARTICLE XII.
                             NOTICES

    All notices authorized or required between the parties and required by any of (he provisions of this agreement, unless otherwise specifically provided, shall be given in writing by mail or telegram, postage or charges prepaid, or by telex or telecopier and addressed to the parties, to whom the notice is given it the addresses listed on Exhibit "A". The originating notice given under any provision hereto shall be deemed given only when received by the party to whom such notice is directed, and the time for such party to give any notice in response thereto shall run from the date the originating notice is received. The second or any responsive notice shall be deemed given when deposited in the mail or with the telegraph company, with postage or charges prepaid, or sent by telex or telecopier. Each party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to all other parties.

                          ARTICLE XIII.
                        TERM OF AGREEMENT

     This agreement shall remain in full force and effect as to the oil and gas leases and/or oil and gas interests subject hereto for the period of time selected below; provided, however, no party hereto shall ever be construed as having any right, title or interest in or to any lease or oil and gas interest contributed by any other party beyond the term of this agreement.

[X] Option No. 1: So long as any of the oil and gas leases subject to this agreement remain or are continued in force as to any part of the Contract Area, whether by production, extension, renewal or otherwise.

[ ] Option No. 2: Deleted

It is agreed, however, that the termination of this agreement shall not relieve any party hereto from any liability which has accrued or attached prior to the date of such termination.

    A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

                          ARTICLE XIV.
               COMPLIANCE WITH LAWS AND REGULATIONS

A. Laws, Regulations and Orders:

     This agreement shall be subject to the conservation laws of the state in which the Contract Area is located, to the valid rules, regulations, and orders of any duly constituted regulatory body of said state; and to all other applicable federal, state, and local laws, ordinances, rules, regulations, and orders.

B. Governing Law:

     This agreement and all matters pertaining hereto, including, but not limited to, matters of performance, non-performance, breach, remedies, procedures, rights, duties and interpretation or construction, shall be governed and determined by the law of the state in which the Contract Area is located. If the Contract Area is in two or more states, the law of the state of WYOMING shall govern.

C. Regulatory Agencies:

     Nothing herein contained shall grant, or be construed to grant, Operator the right or authority to waive or release any rights, privileges, or obligations which Non-Operators may have under federal or state laws or under rules, regulations or orders promulgated under such laws in reference to oil, gas and mineral operations, including the location, operation, or production of wells, on tracts offsetting or adjacent to the Contract Area.

     With respect to operations hereunder. Non-Operators agree to release Operator from any and all losses, damages, injuries, claims and causes of action &rising out of, incident to or resulting directly or indirectly from Operator's interpretation or application of rules, rulings, regulations or orders of the Department of Energy or predecessor or successor agencies to the extent such interpretation or application was made in good faith. Each Non-Operator further agrees to reimburse Operator for any amounts applicable to such Non-Operator's share of production that Operator may be required to refund, rebate or pay as a result of such an incorrect interpretation or application, together with interest and penalties thereon owing Operator as a result of such incorrect interpretation or application.

     Non Operators authorized Operator to prepare and submit such documents as may be required to be submitted to the purchaser of any crude oil sold hereunder or to any other person or entity pursuant to the requirements of the "Crude Oil Windfall Profit Tax Act of 1980", as same may be amended from time to time ("Act" ), and any valid regulation or rules which may be issued by the Treasury Department from time to time pursuant to said Act. Each party hereto agrees to furnish any and all certifications or other information which is required to be furnished by said Act in a timely manner and in sufficient detail to permit compliance with said Act.

                           ARTICLE XV.
                         OTHER PROVISIONS

     1. After formal execution of this Agreement and upon commencement of operations for the Initial Well as provided tinder Article VI.A. and Paragraph 2 below, the Operator or its agent will prepare and record in Crook County formal assignments of the Oil and Gas Leases subject to this Agreement (recited in Exhibit "A") to the Net Working Interest Owners (or their assignees) in the percentages reflected in Exhibit"A". The cost of preparing and recording said assignments shall be charge against the Drilling AFE for the Montana Berger #1 Well as a Miscellaneous Expense.

     2. It is agreed among the parties hereto that no funds will be expended and drilling will not commence until all funds are in place from the Promoted Gross Working Interest Owners (or their assignees) and this Agreement is executed by said Owners.

     3. It is further agreed and understood among the parties hereto that the Promoted Gross Working Interest Owners will pay 100% of the costs of drilling the Initial Well to the casing point as defined in Article VII.D. D. After casing point, the Net Working Interest Owners who elect to complete the Initial Well will pay 100% of the completion costs pursuant to Article VII.

    A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

                           ARTICLE XVI.
                          MISCELLANEOUS

     This agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, devises, legal representatives, successors and assigns.

     This instrument may be executed in any number of counterparts, each of which shall be considered an original for all purposes.

     IN WITNESS WHEREOF, this agreement shall be effective as of the 25th day of August, 1997.




                             OPERATOR

L & J Operating, Inc.


/s/ Sherilyn J. Samuels
-------------------------
By:  Sherilyn J. Samuels
Title: President

                          NON-OPERATORS

Silver Petroleum Corporation          Sun Cementing of Wyoming, Inc.

____________________________          ______________________________
By:_________________________          By:___________________________
Title:______________________          Title:________________________

SW Ventures, Inc.                     Triple B. Energy, Inc.

/s/ Terri Jackson                     ______________________________
-----------------------------
By: Terri Jackson                     By: Joe Banks
Title: Secretary/Treasurer            Title: Secretary/Treasurer


_____________________________         ______________________________
James A. Nies                         Robert S. Haigh


Twiford International, Inc.

_____________________________
By: Forest Twiford
Title:_______________________

                          ACKNOWLEDGMENT


State of Indiana      )
                      )ss
County of ___________ )

On this ____ day of _______________, 199_, before me personally appeared _________________, to me personally known, who, being by me duly sworn, did say that he is the President of Silver Petroleum Corporation and that said instrument was signed on behalf of said corporation and acknowledged said instrument to be the free act and deed of said corporation.

          Witness my hand and this seal this ___ day of _____ 199__.


                                    __________________________
                                    Notary Public
My commission expires:___________________
____________________________________________________________________________

State of Wyoming      )
                      )ss
County of ___________ )

On this ____ day of _______________, 199_, before me personally appeared _________________, to me personally known, who, being by me duly sworn, did say that he(she) is the ______________ of Sun Cementing of Wyoming, Inc., and that said instrument was signed on behalf of said corporation and acknowledged said instrument to be the free act and deed of said corporation.

          Witness my hand and this seal this ___ day of _____ 199__.


                                    __________________________
                                    Notary Public
My commission expires:___________________
____________________________________________________________________________

State of Utah         )
                      )ss
County of Utah        )

On this 8th day of September, 1997, before me personally appeared Terri Jackson, to me personally known, who, being by me duly sworn, did say that she is the Secretary/Treasurer of SW Ventures, Inc. and that said instrument was signed on behalf of said corporation and acknowledged said instrument to be the free act and deed of said corporation.

          Witness my hand and this seal this 8th day of September 1997.

                                 /s/ Claire Lippett
<Notary Stamp Appears here>      --------------------
                                    Notary Public

My commission expires: 6/25/2000
____________________________________________________________________________

State of Wyoming      )
                      )ss
County of ___________ )

On this ____ day of _______________, 199_, before me personally appeared Joe Banks, to me personally known, who, being by me duly sworn, did say that he is the Secretary/Treasurer of Triple B Energy, Inc., and that said instrument was signed on behalf of said corporation and acknowledged said instrument to be the free act and deed of said corporation.

          Witness my hand and this seal this ___ day of _____ 199__.

                                    __________________________
                                    Notary Public
My commission expires:___________________
____________________________________________________________________________

State of Wyoming      )
                      )ss
County of Natrona     )

On this ____ day of _______________, 199_, before me personally appeared Forrest Twiford, to me personally known, who, being by me duly sworn, did say that he is the President of Twiford International, Inc. , and that said instrument was signed on behalf of said corporation and acknowledged said instrument to be the free act and deed of said corporation.

          Witness my hand and this seal this ___ day of _____ 199__.

                                    __________________________
                                    Notary Public
My commission expires:___________________
____________________________________________________________________________



State of Wyoming      )
                      )ss
County of ___________ )

    The foregoing instrument was acknowledged before me by James A Nies, this ___ day of _____, 199__.

          Witness my hand and official seal.


                                    __________________________
                                    Notary Public
My commission expires:___________________
____________________________________________________________________________

State of Wyoming      )
                      )ss
County of Natrona     )

    The foregoing instrument was acknowledged before me by Robert S. Haigh, this __ of ___________, 199__.

          Witness my hand and official seal.


                                    __________________________
                                    Notary Public
My commission expires:___________________
____________________________________________________________________________


                               -15-



                           EXHIBIT "A"
                         ---------------

(Attached to and made part of Operating Agreement dated August 15, 1997 between L & J Operating, Inc., Operator and Silver Petroleum Corporation, et al, as Non-Operators)

CONTRACT AREA (LANDS SUBJECT TO THIS AGREEMENT)
----------------------------------------------

    Township 53 North- Range 67 West, 6th P.M.
    ------------------------------------------
    Section 17: W/2W/2, SE/4NW/4, NE/4SW/4
    Section 18: E/2NE/4
    Crook County, Wyoming

WORKING INTEREST OWNERSHIP OF PARTIES
--------------------------------------

            Promoted Gross Working Interest Owners
            (cost bearing interest before casing point)
             for the Berger No. 1 Well

Silver Petroleum Corporation                33.333%

Sun Cementing of Wyoming, Inc.              16.667%

James A. Nies                                4.167%

Triple B Energy, Inc.                       17.500%

SW Ventures, Inc.                           28.333%
                                         ---------
                                           100.000%

                  Net Working Interest Owners
   (cost bearing interest after casing point) for the Berger No. 1 Well and the remainder of the Contract Area ("Montana" Prospect)

Silver Petroleum Corporation               25.000%

Sun Cementing of Wyoming, Inc.             12.500%

James A. Nies                               3.125%

SW Ventures, Inc.                          21.250%

Triple B Energy, Inc.                      13.125%

Robert S. Haigh                             6.250%

Twiford International Inc.                  6.250%

Triple B Energy, Inc.                       9.375%

L & J Operating, Inc.                       3,125%
                                         --------
                                          100.000%


LEASES SUBJECT TO THIS AGREEMENT
--------------------------------

(1) Oil and Gas Lease dated November 26, 1996, from Harry J. Berger and Montana V. Berger to Robert S. Haigh covering the W/2SW/4 of Section 17,Township 53 North, Range 67 West, Crook County, Wyoming recorded in Book 347, Page 386.

(2) Oil and Gas Lease dated January 15,1997, from Judie Ann Cotton to Robert S. Haigh covering the NE/4SW/4 of Section 17, Township 53 North, Range 67 West, Crook County, Wyoming recorded in Book 348, Page 663.

(3) Oil and Gas Lease dated January 15, 1997, from Michael K. Hughes to Robert S. Haigh covering the NE/4SW/4 of Section 17, Township 53 North, Range 67 West, Crook County, Wyoming recorded in Book 348, Page 667.

(4) Oil and Gas Lease dated January 15, 1997, from Mark L. Hughes to Robert S. Haigh covering the NE/4SW/4 of Section 17, Township 53 North, Range 67 West, Crook County, Wyoming recorded in Book 348, Page 673.

(5) Oil and Gas Lease dated January 15, 1997, from Carla K. Brown to Robert S. Haigh covering the NE/4SW/4 of Section 17, Township 53 North, Range 67 West, Crook County, Wyoming recorded in Book 348, Page 677.

(6) Oil and Gas Lease dated January 15,1997, from Hoby D. Hughes to Robert S. Haigh covering the NE/4SW/4 of Section 17, Township 53 North, Range 67 West, Crook County, Wyoming recorded in Book 348, Page 675.

(7) Oil and Gas Lease dated January 15, 1997, from Robin L. Hughes to Robert S. Haigh covering the NE/4SW/4 of Section 17, Township 53 North, Range 67 West, Crook County, Wyoming recorded in Book 348, Page 671.

(8) Oil and Gas Lease dated January 15, 1997, from Leslie Ann Waggener to Robert S. Haigh covering the NE/4SW/4 of Section 17, Township 53 North,
Range 67 West, Crook County, Wyoming recorded in Book 348, Page 669.

(9) Oil and Gas Lease dated January 15, 1997, from Judie Ann Cotton to Robert S. Haigh covering the NE/4SW/4 of Section 17, Township 53 North, Range 67 West, Crook County, Wyoming recorded in Book 348, Page 663.

(10) Oil and Gas Lease dated December 10, 1996, from Eric Robert Hundahl to Robert S. Haigh covering the NE/4SW/4 of Section 17, Township 53 North, Range 67 West, Crook County, Wyoming recorded in Book _, Page _.

(11) Oil and Gas Lease dated December 10, 1996, from Heidi A. M. Hundahl to Robert S. Haigh covering the NE/4SW/4 of Section 17, Township 53 North, Range 67 West, Crook County, Wyoming recorded in Book 351, Page 431.

(12) Oil and Gas Lease dated December 10, 1996, from Scott Alfred Hundahl to Robert S. Haigh covering the NE/4SW/4 of Section 17, Township 53 North, Range 67 West, Crook County, Wyoming recorded in Book 352, Page 154.

(13) Oil and Gas Lease dated December 10, 1996, from Mark Eugene Hundahl to Robert S. Haigh covering the NE/4SW/4 of Section 17, Township 53
North, Range 67 West, Crook County, Wyoming recorded in Book 351, Page
434.

(14) Oil and Gas Lease dated December 10, 1996, from Ernest Calvin Hundahl to Robert S. Haigh covering the NE/4SW/4 of Section 17, Township 53 North, Range 67 West, Crook County, Wyoming recorded in Book 351, Page
428.

(15) Oil and Gas Lease dated September 10, 1996, from John P. Ellbogen to Robert S. Haigh covering the NE/4SW/4 of Section 17, Township 53 North,
Range 67 West, Crook County, Wyoming recorded in Book 346, Page 765.

(16) Oil and Gas Lease dated September 10, 1996, from L. M. Grace, Jr. to Robert S. Haigh covering the NE/4SW/4 of Section 17, Township 53 North,
Range 67 West, Crook County, Wyoming recorded in Book 346, Page 771.

(17) Oil and Gas Lease dated August 20, 1996, from Harry J. Berger and Montana V. Berger to Robert S. Haigh covering the NE/4SW/4 of Section 17 and the SE/4NE/4 of Section 18, Township 53 North, Range 67 West, Crook County, Wyoming recorded in Book 345, Page 487.

(18) Oil and Gas Lease dated August 20,1996, from Ruby L. Powers, aka Ruby Powers and James P. Powers to Robert S. Haigh covering the SE/4NW/4, SW/4NW/4, NW/4NW/4 of Section 17 and the NE/4NE/4 of Section 18,
Township 53 North, Range 67 West, Crook County, Wyoming recorded in
Book 346, Page 777.

(19) Oil and Gas Lease dated August 20, 1996, from Wilhemina M. Kelly to Robert S. Haigh covering the SE/4NW/4, SW/4NW/4, NW/4NW/4 of Section
17 and the NE/4NE/4 of Section 18, Township 53 North, Range 67 West,
Crook County, Wyoming recorded in Book 346, Page 773.

(20) Oil and Gas Lease dated August 20, 1996, from Jean E. McDonough to Robert S. Haigh covering the SE/4NW/4, SW/4NW/4, NW/4NW/4 of Section
17 and the NE/4NE/4 of Section 18, Township 53 North, Range 67 West,
Crook County, Wyoming recorded in Book 346, Page 769.

(21) Oil and Gas Lease dated August 20, 1996, from The Cox Company, a Montana Partnership to Robert S. Haigh covering the SE/4NW/4,
SW/4NW/4, NW/4NW/4 of Section 17 and the NE/4NE/4 of Section 18,
Township 53 North, Range 67 West, Crook County, Wyoming recorded in
Book 348, Page 260.

(22) Oil and Gas Lease dated August 20, 1996, from Doris M. Poppler to Robert S. Haigh covering the SE/4NW/4, SW/4NW/4, NW/4NW/4 of Section 17 and the NE/4NE/4 of Section 18, Township 53 North, Range 67 West, Crook
County, Wyoming recorded in Book 346, Page 775.

(23) Oil and Gas Lease dated August 20, 1996, from Robert C. Balsam and Mary F. Balsam to Robert S. Haigh covering the SE/4NW/4, SW/4NW/4,
NW/4NW/4 of Section 17 and the NE/4NE/4 of Section 18, Township 53
North, Range 67 West, Crook County, Wyoming recorded in Book 346, Page
767.

(24) Oil and Gas Lease dated August 20, 1996, from Vesta Louisa Wesley to Robert S. Haigh covering the SE/4NW/4, SW/4NW/4, NW/4NW/4 of Section
17 and the NE/4NE/4 of Section 18, Township 53 North, Range 67 West,
Crook County, Wyoming recorded in Book 345, Page 491.

(25) Oil and Gas Lease dated August 20, 1996, from Vesta Louisa Wesley to Robert S. Haigh covering the SE/4NW/4, SW/4NW/4, NW/4NW/4 of Section
17 and the NE/4NE/4 of Section 18, Township 53 North, Range 67 West,
Crook County, Wyoming recorded in Book 345, Page 489.






ADDRESS OF THE PARTIES FOR NOTICE PURPOSES
------------------------------------------

Silver Petroleum Corporation
P.O. Box 476
Bluffton, IN 46714
Ph. 219-824-2220
Fax 219-824-2223

Sun Cementing of Wyoming, Inc.
P.O. Box 266
Gillette, WY 82717-0266
Ph. 307-682-5258
Fax 307-687-0477

James A. Nies
P.O. Box 3785
Gillette, Wy 82717
Ph. 307-682-5502

Robert S. Haigh
Box 1640
Casper, Wy 82602
Ph. 307-237-3716

Triple B Energy, Inc.
P.O. Box 487
Gillette, WY 82717
Ph. 307-682-4475
Fax307-687-3109

SW Ventures, Inc.
455 E. 400 St., Suite 100
Salt Lake City, UT 84111
Ph. 801-355-6524
Fax 801-355-6505

Twiford International, Inc.
330 S. Center St., Suite 319
Casper, Wy 82601
Ph. 307-472-5695
Fax 307-472-5695

L & J Operating, Inc.
P.O. Box 6859
Gillette, Wy 82717
Ph. 307-682-8722















                                                               COPAS-1995
                                                   Recommended by the Council
Kraftbilt 601-95  BOX 800                       of Petroleum Accountants
                  TULSA, OK 74101               Societies

                                                                    COPAS

                           EXHIBIT "C"

Attached to and made a part of Operating Agreement dated August 15, 1997 between L & J Operating Inc., Operator and Silver Petroleum Corporation, et al, as Non-Operators.

                       ACCOUNTING PROCEDURE
                         JOINT OPERATIONS

                      I. GENERAL PROVISIONS

1. DEFINITIONS

"Joint Property" shall mean the real and personal property subject to the agreement to which this Accounting Procedure is attached.
"Joint Operations" shall mean activities required to handle specific operating conditions and problems for the exploration, development, production, protection, maintenance, abandonment, and restoration of the Joint Property. "Joint Account" shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and that are to be shared by the Parties.
"Operator" shall mean the Party designated to conduct the Joint Operations. "Non-Operators" shall mean the Parties to this agreement other than the Operator.
"Material" shall mean personal property, equipment, supplies, or consumables acquired or held for use on the Joint Property.
"Controllable Material" shall mean Material that at the time is so classified in the Material Classification Manual as most recently recommended by the Council of Petroleum Accountants Societies (COPAS).
"Parties" shall mean legal entities signatory to the agreement, or their successors or assigns, to which this Accounting Procedure is attached. "Affiliate" shall Mean, with respect to the Operator, any party directly or indirectly controlling, controlled by, or under common control with the Operator.

2. STATEMENTS AND BILLINGS

The Operator shall bill Non-Operators on or before the last day of the month for their proportionate share of the Joint Account for the preceding month. Such bills shall be accompanied by statements that identify the authority for expenditure, lease or facility, and all charges and credits summarized by appropriate categories of investment and expense. Controllable Material shall be summarized by major Material classifications. Intangible drilling costs and audit exceptions shall be separately and clearly identified.

3. ADVANCES AND PAYMENTS BY NON-OPERATORS

A. If gross expenditures for the Joint Account arc expected to exceed $7,500 in the next succeeding month's operations, the Operator may require the Non-Operators to advance their share of the estimated cash outlay for the month's operations. Unless otherwise provided in the agreement, any billing for such advance shall be payable within 15 days after receipt of the advance request or by the first day of the month for which the advance is required, whichever is later. The Operator shall adjust each monthly billing to reflect advances received from the Non-Operators for such month.

B. Each Non-Operator shall pay its proportion of all bills within 15 days of receipt date. If payment is not made within such time, the unpaid balance shall bear interest compounded monthly using the U.S. Treasury three-month discount rate plus 3% in effect on the first day of the month for each month that the payment is delinquent or the maximum contract rate permitted by the applicable usury laws in the state in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts. Interest shall begin accruing on the first day of the month in which the payment was due.

4. ADJUSTMENTS

A. Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof, however, all bills and statements (including payout status statements) related to expenditures tendered to Non-Operators by the Operator during any calendar year shall conclusively be presumed to be true and correct after 24 months following the end of any such calendar year, unless within the said period a Non-Operator takes specific detailed written exception thereto and makes claim an the Operator for adjustment.

                                                                  COPAS

B.      All adjustments initiated by the Operator except those described in
(1) through (4) below are limited to the 24-month period following the end of the calendar year in which the original charge appeared or should have appeared on the Joint Account statement or payout status statement. Adjustments made beyond the 24-month period are limited to the following:
      (1) a physical inventory of Controllable Material as provided for in
Section VII
      (2) an offsetting entry (whether in whole or in part), which is the direct result of a specific joint interest audit exception granted by the Operator relating to another property
      (3) a government/regulatory audit
      (4) working interest ownership adjustments

5. EXPENDITURE AUDITS

A. A Non-Operator, upon notice in writing to the Operator and other Non-Operators, shall have the right to audit the Operator's accounts and records relating to the Joint Account for any calendar year within the 24-month period following the end of such calendar year; however, conducting an audit shall not extend the time for the taking of written exception to and the adjustment of accounts as provided for in Paragraph 4 of this Section 1. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner that will result in a minimum of inconvenience to the Operator. The Operator shall bear no portion of the Non-Operators' audit cost incurred under this Paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of the Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit. The lead audit company's audit report shall be issued within 180 days after completion of the audit field work; however, the 180-day time period shall not extend the 24-month requirement for taking specific detailed written exception as required in Paragraph 4.A. above. All claims shall be supported with sufficient documentation. Failure to issue the report within the prescribed time will preclude the Non-Operator from taking exception to any charge billed within the time period audited.

A timely filed audit report or any timely submitted response thereto shall suspend the running of any applicable statute of limitations regarding claims made in the audit report. While any audit claim is being resolved, the applicable statute of limitations will be suspended; however, the failure to comply with the deadlines provided herein shall cause the statute to commence running again.

B. The Operator shall allow or deny all exceptions in writing to an audit report within 180 days after receipt of such report. Denied exceptions should be accompanied by a substantive response. Failure to respond to an exception with substantive information on denials within the time provided will result in the Operator paying interest on that exception, if ultimately granted, from the date of the audit report. The interest charged shall be calculated in the same manner as used in Section I, Paragraph 3.B.

C. The lead audit company shall reply to the Operator's response to an audit report within 90 days of receipt, and the Operator shall reply to the lead audit company's follow-up response within 90 days of receipt. If the lead audit company does not provide a substantive response to an exception within 90 days, that unresolved audit exception will be disallowed. If the Operator does nor provide a substantive response to the lead auditor's follow-up response within 90 days, that unresolved audit exception will be allowed and credit given the Joint Account.

D. The lead audit company or Operator may call an audit resolution conference for the purpose of resolving audit issues/exceptions that are outstanding at least 18 months after the date of the audit report. The meeting will require one month's written notice to the Operator and all audit participants, be held at the Operator's office or other mutually agreed upon location, and require the attendance of representatives of the Operator and each audit participant responsible for the area(s) in which the exceptions are based and who have authority to resolve issues on behalf of their company. Any party who fails to attend the resolution conference shall be bound by any resolution reached at the conference. The lead audit Company will coordinate the response/position of the Non-Operators and continue to maintain its traditional role throughout the audit resolution process.

Attendees will make good faith efforts to resolve outstanding issues, and each Party will be required to present substantive information supporting its position. An audit resolution conference may be held as often as agreed to by the Parties. Issues unresolved at one conference can be discussed at subsequent conferences until each such issue is resolved.

6. AFFILIATES

Charges to the Joint Account for any services or Materials provided by an Affiliate shall not exceed average commercial rates for such services or Materials.

Unless otherwise indicated below, Affiliates performing services or providing Materials for Joint Operations shall provide the Operator with written agreement to make their records relating to the work performed for the Joint Account available for audit upon request by a Non-Operator under this Accounting Procedure. These records shall include, but not be limited to, invoices, field work tickets, equipment use records, employee time reports, and payroll summaries relating to the work performed for the Joint Account. All audits will be conducted pursuant to Section I, Paragraph 5.

[ ]      The Parties agree that records relating to the work performed by

Affiliates will not be made available for audit.

                                                                        COPAS
7.  APPROVAL BY PARTIES

An affirmative vote of 2 or more Parties having a combined working interest of FIFTY-0NE percent (51%) shall be required for all items in this Accounting Procedure requiring approval by the Parties. This vote shall be taken in writing, in a meeting, or by telephone and results shall be binding on all Parties. All votes must be confirmed in writing by each Party to the Operator within two business days. The Operator shall give notice to all Parties of the results.

8. AMENDMENT OF RATES

All rates provided in Fixed Rate (Section II, Paragraph 1), Facilities (Section IV, Paragraph 1), and/or Overhead (Section V, Paragraph 1.A.) shall be adjusted each year as of the first day of the production month of April following the effective date of the agreement to which this Accounting Procedure is attached. The adjustment shall be computed by multiplying the rate currently in use by the percentage increase or decrease recommended by COPAS each year. The adjusted rates shall be the rates currently in use, plus or minus the computed adjustment.

The Operator may, at intervals of at least two years, elect to review the Costs associated with any fixed rate and calculate a new rate. At intervals of at least four years, Non-Operators with 50% or more of the Non-Operators' working interest may challenge any rate subject to this provision provided such challenge is supported by factual data. If a rate is so challenged, the Operator shall calculate a new rate. The calculation of any new rate shall be in accordance with COPAS recommendations or other procedures approved by the Parties. The new rate shall then be proposed for approval by the Parties.

              II. METHOD OF CHARGES TO JOINT ACCOUNT

The Operator shall charge the joint Account for the costs of Joint Operations in accordance with only one of the following options. The method of charges to the Joint Account may be changed if approved by the Parties in accordance with
Section I, Paragraph 7.

1. [ X ] FIXED RATE

A fixed rate of $500.00 month per active well

Active wells are those wells that qualify for a producing overhead charge as specified in Section V, Paragraph 1.A.(3) of this procedure.

The fixed rate will compensate the Operator for all costs applicable to Joint Operations except for royalties, ad valorem taxes, and production/severance taxes paid by the Operator for the Joint Operations and except downhole well work, Controllable Material, and all projects that qualify for drilling, construction, and/or catastrophe overhead as specified in Section V of this procedure. These exception costs shall be charged as specified in Sections I II, IV, and V of this procedure.

2. [   ] COSTS

Costs as specified in Sections III, IV, and V of this procedure.


            III. COSTS INCURRED ON THE JOINT PROPERTY

The Operator shall charge the Joint Account for the following items less discounts taken, which are incurred on the Joint Property for Joint Operations. Employees and contract personnel who spend substantially all their time in offices that are not Joint Property are not chargeable under this Section while working in those offices.

1. RENTALS AND ROYALTIES

Lease rentals and royalties paid by the Operator

2. LABOR

Salaries and wages of the Operator's employees directly employed on the Joint Property in the conduct of Joint Operations or while in transit to/from the Joint Property, provided such costs are excluded from the calculation of overhead rates in Section V

Other expenses associated with these employees to the extent the employees' salaries and wages are chargeable are also chargeable as follows:

A. The Operator's cost of holiday, vacation, sickness, and disability benefits and other customary allowances available to all employees, but specifically excluding severance compensation programs and all employee relocation expenses

Such costs may be charged on a "when and as-paid basis" or by "percentage assessment" on the amount of salaries and wages chargeable to the Joint Account. If percentage assessment is used, the rate shall be based on the Operator's recent cost experience.

B. Expenditures or contributions made pursuant to assessments imposed by governmental authority incurred by the Operator associated with salaries, wages, and benefits charged to the Joint Account

                                                                COPAS

If ad valorem taxes paid by the Operator are based in whole or in part upon separate valuations of each Party's working interest, then notwithstanding any contrary provisions, the charges to Parties will be made in accordance with the tax value generated by each Party's working interest.

9. INSURANCE

Net premiums paid for insurance required to be carried for the protection of the Parties

If Joint Operations are conducted at locations where the Operator acts as self-insurer the Operator shall charge the Joint Account manual rates as regulated by the state in which the Joint Property is located, or in the case of offshore operations, the adjacent state as adjusted for offshore operations by the U.S. Longshoreman and Harbor Workers (USL&H) or Jones Act surcharge, as appropriate.

10. COMMUNICATIONS

Cost of acquiring, leasing, instilling, operating, repairing, and maintaining communication systems


11. ECOLOGICAL AND ENVIRONMENTAL

Costs of surveys as well as pollution containment, actual control, and resulting responsibilities as required by applicable laws or resulting from statutory regulations

12. ABANDONMENT AND RECLAMATION

Costs incurred for abandonment and reclamation of the Joint Property, including costs required by governmental or other regulatory authority

            IV. COSTS INCURRED OFF THE JOINT PROPERTY

The Operator shall charge the Joint Account for the following items, which are incurred off the Joint Property for Joint Operations.

1. FACILITIES       N/A

A.  PRODUCTION-HANDLING FACILITIES
      (1) ALLOCATED
      The Operator shall allocated charges to the Joint Account on an equitable and consistent basis for facilities that handle substances extracted from or injected into the real property subject to the agreement to which this Accounting Procedure is attached if such facilities are not listed in Paragraph (2) below or covered by a separate facility agreement. Allocable charges for such facilities that are leased or rented shall be at the Operator's cost. All allocable charges for such facilities owned by the Operator shall be operating costs as defined in Section III incurred on the facility site plus depreciation, interest on investment (less gross accumulated depreciation) not to exceed ___% per annum, and estimated dismantling and abandonment costs. Charges for depreciation will no longer be allowable once the equipment has been fully depreciated. Such rates shall not exceed average commercial rates prevailing in the area of the Joint Property, in lieu of charges in Paragraph 1.A.(1) above for Operator-owned facilities, the Operator may elect to charge average commercial rates prevailing in the immediate area of the Joint Property. If average commercial rates are used, the Operator shall adequately document and support the rates.

      (2)  FIXED RATE
      The Operator shall charge the joint Account monthly for the following facilities based on the rates and units provided:

FACILITY TYPE                        FIXED RATE       UNITS
(function performed)                               (Well, MCF, BOE, etc.)
--------------------------------------------------------------------------
[-----------------------------] [--------------] [------------------------]
[-----------------------------] [--------------] [------------------------]
[-----------------------------] [--------------] [------------------------]
[-----------------------------] [--------------] [------------------------]
[-----------------------------] [--------------] [------------------------]

                                                                    COPAS
B. OTHER FACILITIES      N/A

      The Operator shall charge the joint Account for use of other facilities not covered by Section IV, Paragraph 1.A. (such as shore bases, field offices, telecommunication equipment, and computer equipment) as listed below or if subsequently approved by the Parties. (Choose and complete only one methodology for each facility type.)

FACILITY TYPE        AVG COM-            FIXED RATE BASIS      ACTUAL COST
(function            MERCIAL                                   ALLOCATION
 performed)          RATES
----------------------------------------------------------------------------
                                               UNITS
                                  RATE (Well, MCI, BOE, etc.)    Basis
                                  ---- ----------------------    -----
_______________        [ ]     [ ] __  ______________________  [ ] ________
_______________        [ ]     [ ] __  ______________________  [ ] ________
_______________        [ ]     [ ] __  ______________________  [ ] ________
_______________        [ ]     [ ] __  ______________________  [ ] ________

--------------------------------------------------------------------------

If the Actual Cost Allocation method is chosen, all allocable charges for such facilities owned by the Operator shall be operating costs as defined in
Section III incurred on the facility site plus depreciation, interest on investment (less gross accumulated depreciation) not to exceed _% per annum, and estimated dismantling and abandonment costs. Charges for depreciation will no longer be allowable once the equipment has been fully depreciated. Such rates shall not exceed average commercial rates prevailing in the area of the Joint Property.

2. ECOLOGICAL AND ENVIRONMENTAL

Ecological and environmental costs are those that arise from compliance with governmental or regulatory requirements or prudent operations. These costs that are incurred off the Joint Property shall be

[ X ] allocated directly to the Joint Account

[   ] included in the Overhead rates provided in Section V

3. LEGAL EXPENSE

The Operator may not charge for services of the Operator's legal staff or fees and expense of outside attorneys unless approved by the Parties in writing. Other expenses of handling, settling, or otherwise discharging litigation, claims, liens, title examinations, and curative work necessary to protect or recover the Joint Property shall be chargeable.

4. TRAINING

Training mandated by governmental authorities for those employees who would be chargeable to the Joint Account under Section III, Paragraph 2, of this Accounting Procedure if they were not attending the training shall be chargeable to the Joint Account. This training charge shall include costs as defined in Section III, Paragraph 2.D. but incurred off the Joint Property.

5. ENGINEERING, DESIGN, AND DRAFTING

Engineering, design, and drafting costs associated with major construction or catastrophes, as defined in Section V, Paragraph 2, of this Accounting Procedure, may be charged to the Joint Account only when the Operator elects to charge overhead for major construction or catastrophes per Section V, Paragraph 2.B. Such charges shall be determined in a manner consistent with those defined in Section III, Paragraphs 2 and 5.

                           V. OVERHEAD

The Operator shall be compensated for costs not chargeable in Section III (Costs Incurred On The Joint Property) or Section IV (Costs Incurred Off The Joint Property) that are incurred in connection with and in support of Joint Operations.

1. OVERHEAD-DRILLING AND PRODUCING OPERATIONS

    As compensation for overhead in connection with drilling and producing operations, the Operator shall charge on either a Fixed Rate Basis, Paragraph 1.A., or Percentage Basis, Paragraph 1.B.

A. OVERHEAD-FIXED RATE BASIS

(1) The Operator shall charge the joint Account at the following rates per well month:

  Drilling well rate per month $ 5400.00 (Prorated for less than a full month) Producing well rate per month $ 500.00

                                                                        COPAS

(2) Application of overhead--drilling well rate shall be as follows:

    (a) Charges for onshore drilling wells shall begin on spud date and terminate on the date the drilling or completion equipment is released, whichever occurs later. Charges for offshore drilling wells shall begin on the date drilling or completion equipment arrives on location and terminate on the date the drilling or completion equipment moves off location or the rig is released, whichever occurs first. No charge shall be made during suspension of drilling or completion operations for 15 or more consecutive calendar days.

    (b) Charges for wells undergoing any type of workover, recompletion, or abandonment for a period of five consecutive work days or more shall be made at the drilling well rate. Such charges shall be applied for the period from the date workovcr operations, with the rig or other units used in workover, commence through the date of the rig or other unit release, except that no charges shall be made during suspension of operations for 15 or more consecutive calendar days.

(3) Application of overhead - producing well rate shall be as follows:

    (a) An active well completion for any portion of the month shall qualify for a one-well charge for the entire month. An active completion is one that is
      [1] produced,
      [2] injected into for recovery or disposal, or [3] used to obtain a water supply to support production operations.

     (b) Each active completion in a multi-completed well in which production is not commingled downhole shall qualify for a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

     (c) A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well. This one-well charge shall be made whether or not the well has produced except when the drilling well rate applies.

     (d)  All wells not meeting the criteria set forth in this Paragraph A (3)
(a), (b), or (c) shall not qualify for a producing overhead charge.

B. OVERHEAD-PERCENTAGE BASIS

(1) The Operator shall charge the Joint Account at the following rates:

     (a) Development rate ____ percent (__ %) of the cost of development of the Joint Property exclusive of costs provided under Section IV, Paragraph 3 and 4 salvage credits.

     (b) Operating rate _____ percent (____%) of the cost of operating the Joint Property exclusive of costs provided under Section III, Paragraph 1 and
Section IV, Paragraph 3; all salvage credits; the value of injected substances purchased for secondary recovery; and all taxes and assessments that are levied, assessed, and paid upon the mineral interest in and to the Joint Property

(2) Application of overhead-percentage basis shall be as follows:

     (a) Development shall include all costs in connection with [1] drilling, redrilling, plugging back, or deepening of any or all wells
        [2] workovcr operations requiring a period of five consecutive work days or more on any or all wells
        [3] preliminary expenditures necessary in preparation for drilling
        [4] expenditures incurred in abandoning when the well is nor completed as a producer
        [5] original construction or installation of fixed assets, expansion of fixed assets, and any other project clearly discernible as a fixed asset, except major construction as defined in Section V, Paragraph 2

     (b) Operating shall include all other costs in connection with Joint Operations except that catastrophe costs shall be assessed overhead as provided in Section V, Paragraph 2.

2. OVERHEAD--MAJOR CONSTRUCTION AND CATASTROPHES


Major construction is defined as any project in excess of $ 10,000.00 required for the construction and installation of fixed assets, the expansion of fixed assets, or in the dismantling for abandonment of fixed assets as required for the development and operation of the Joint Property.

Catastrophe is defined as a calamitous event bringing damage, loss, or destruction resulting from a single occurrence requiring expenditures in excess of $ 10,000.00 to restore the Joint Property to the equivalent condition that existed prior to the event causing the damage.

To compensate the Operator for overhead costs incurred in connection with major construction and catastrophes, the Operator shall either negotiate a rate prior to beginning the work or shall charge the Joint Account for overhead based on the following rates:

A. If the Operator absorbs engineering, design, and drafting costs related to the project, the overhead assessment will be 30 % of total project costs.

                                                                  COPAS

B. If the Operator charges engineering, design, and drafting costs related to the project directly to the Joint Account, the overhead assessment will be 15% of total project costs.

For each project, the Operator shall provide advance notice to the Non-Operators in writing if option A or B above will be used for calculating construction or catastrophe overhead. For purposes of calculating overhead, the cost of drilling and workover wells shall be excluded and catastrophe expenditures to which these rates apply shall not be reduced by insurance recoveries. Overhead assessed under the construction and catastrophe provisions shall be in lieu of all other overhead provisions.

       VI. MATERIAL PURCHASES, TRANSFERS, AND DISPOSITIONS

The Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for direct purchases, transfers, and dispositions. The Operator normally provides all Material for use on the Joint Property but does not warrant the Material furnished. At the Operator's option, Material may be supplied by Non-Operators.

1. DIRECT PURCHASES

Direct purchases shall be charged to the Joint Account at the price paid by the Operator after deduction of all discounts received. A direct purchase is determined to occur when an agreement is made between an Operator and a third parry for the acquisition of Materials for a specific well site or location. Material provided by the Operator under "vendor stocking programs," where the initial use is for a Joint Property and title of the Material does not pass from the vendor until usage, is considered a direct purchase. If Material is found to be defective or is returned to the vendor for any other reason, credit shall be passed to the Joint Account when adjustments have been received by the Operator from the manufacturer, distributor, or agent.

2. TRANSFERS

A transfer is determined to occur when the Operator furnishes Material from its storage facility or from another operated property. Additionally, the Operator has assumed liability for the storage costs and changes in value and has previously secured and held title to the transferred Material. Similarly, the removal of Material from a Joint Property to the Operator's facility or to another operated property is also considered a transfer. Material that is moved from the Joint Property to a temporary storage location pending disposition may remain charged to the Joint Account and is not considered a transfer.

A. PRICING

The value of Material transferred to/from the Joint Property should generally reflect the market value on the date of transfer.

Transfers of new Material will be priced using one of the following new Material bases:

    (1) Published prices in effect on the date of movement as adjusted by the appropriate COPAS Historical Price Multiplier (HPM) or prices provided by the COPAS Computerized Equipment Pricing System (CEPS)

The HPMs and the associated date of published price to which they should be applied will be published by COPAS periodically.
         (a) For oil country tubulars and line pipe, the published price shall be based upon eastern mill (Houston for special end) carload base prices effective as of the date of movement, plus transportation cost as defined in Section VI, Paragraph 2.B,
        (b) For other Material, the published price shall be the published list price in effect at the date of movement, as listed by a supply store nearest the Joint Property or point of manufacture, plus transportation costs as defined in Section VI, Paragraph 2.B.

     (2) A price quotation that reflects a current realistic acquisition cost may be obtained from a supplier/manufacturer.

     (3) Historical purchase price may be used, providing it reflects a current realistic acquisition cost on the date of movement. Sufficient price documents should be available to Non-Operators for purposes of verifying Material transfer valuation.

     (4)  As agreed to by the Parties

B. FREIGHT

Transportation roses should be added to the Material transfer price based on one of the following:

      (1) Transportation costs for oil country tubulars and line pipe shall be calculated using the distance from eastern mill to the railway receiving point nearest the Joint Property based on the carload weight basis as recommended by COPAS in Bulletin 21 and current interpretations.

      (2) Transportation roses for special mill items shall be calculated from that mill's shipping point to the railway receiving point nearest the Joint Property. For transportation costs from other than eastern mills, the 30,000-pound Specialized Motor Carriers interstate truck rate shall be used. Transportation costs for macaroni tubing shall be calculated based on the Specialized Motor Carriers rate per weight of tubing transferred to the railway receiving point nearest the Joint Property.

      (3) Transportation costs for special end tubular goods shall be calculated using the 30,000-pound Specialized Motor Carriers interstate truck rate from Houston, Texas, to the railway receiving point nearest the Joint Property.

                                                                    COPAS

      (4)  Transportation costs for Material other than that described in
Section VI, Paragraphs 2.B(l) through (3), if applicable, shall be calculated from the supply store or point of manufacture, whichever is appropriate, to the railway receiving point nearest the Joint Property.

C. CONDITION

      (1) Condition "A"-New and unused Material in sound and serviceable condition shall be charged at one hundred percent of the price as determined in Section VI, Paragraphs 2.A and B. Material transferred from the Joint Property that was not placed in service on the Joint Property shall be credited as charged without gain or loss. Any unused Material that was charged to the Joint Account through a direct purchase will be credited to the Joint Account at the original cost paid. All refurbishing costs necessary to correct handling or transportation damages and other related costs will be borne by the divesting property. The Joint Account is responsible for Material preparation, handling, and transportation costs for new and unused Material charged to the property either through a direct purchase or transfer. Any preparation costs performed, including any internal or external coating and wrapping, will be credited on new Material provided these costs were not repeated for the receiving property.

      (2) Condition "B"-Used Material in sound and serviceable condition and suitable for reuse without reconditioning shall be priced at the condition percentage most recently recommended by COPAS times the price determined by the pricing guidelines in Section VI, Paragraphs 2.A and B. Any cost of reconditioning to return the Material to Condition B will be absorbed by the divesting property.

If the Material was originally charged to the Joint Account as used Material and placed in service on the Joint Property, the Material will be credited at the condition percentage most recently recommended by COPAS times the price as determined in Section VI, Paragraphs 2.A and B.

Used Material transferred from the Joint Property that was not placed in service on the property shall be credited as charged without gain or loss.

      (3) Condition "C"-Material that is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at the condition percentage most recently recommended by COPAS times the price determined in Section VI, Paragraphs 2.A and B. The cost of reconditioning shall be charged to the receiving property provided Condition C value, plus cost of reconditioning, does not exceed Condition B value.

      (4) Condition "D"-Other Material chat is no longer suitable for its original purpose but usable for some other purpose is considered Condition D Material. Included under Condition "D" is also obsolete items or Material that does not meet original specifications but still has value and can be used in ocher services as a substitute for items with different specifications. Due to the condition or value of other used and obsolete items, it is not possible to price these items under Section VI, Paragraph 2.A. The price used should result in the Joint Account being charged or credited with the value of the service rendered or use of the Material. In some instances, it may be necessary or desirable to have the Material specially priced as agreed to by the parties.

      (5) Condition "E"-Junk shall be priced at prevailing scrap value prices.

D. OTHER PRICING PROVISIONS

     (1)  Preparations Costs
  Costs incurred by the Operator in making Material serviceable including inspection, third parry surveillance services, and other similar services will be charged to the Joint Account at prices reflective of the Operator's actual costs of the services. Documentation must be retained to support the cost of service. New coating and/or wrapping may be charged per Section III, Paragraph 2.A.
     (2)  Loading and Unloading Costs
   Loading and unloading costs related to the movement of the Material to the Joint Property shall be charged in accordance with the methods specified in COPAS Bulletin 21.

3. DISPOSITION OF SURPLUS

Surplus Material is that Material, whether new or used, that is no longer required for Joint Operations. The Operator may purchase, but shall be under no obligation to purchase, the interest of the Non-Operator in surplus Material.

Dispositions for the purpose of this procedure are considered to be the relinquishment of title of the Material from the Joint Property to either a third party, a Non-Operator, or to the Operator. To avoid the accumulation of surplus Materials, the Operator should make good faith efforts to dispose of surplus within 12 months through buy/sale agreements, trade, sale to a third parry, division in-kind, or other dispositions as agreed to by the Parties.

An Operator may, through a sale to an unrelated third party or entity, dispose of surplus Material having a gross sale value that is less than or equal to the Operator's expenditure limit as set forth in the Operating Agreement to which this Accounting Procedure is attached without the prior approval of the Non-Operator. If the gross sale value exceeds the Operating Agreement expenditure limit, the disposal must be agreed to by the Parties.

The Operator may dispose of Condition D and E Material under procedures normally utilized by the Operator without prior approval.

                                                             COPAS

4. SPECIAL PRICING PROVISIONS

A.      PREMIUM PRICING

      Whenever Material is not readily replaceable due to national emergencies, strikes, or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property provided notice in writing is furnished to Non-Operators of the proposed charge prior to use and to billing Non-Operators for such Material. During premium pricing periods, each Non-Operator shall have the right to furnish in-kind all or part of his share of such Material suitable for use and acceptable to the Operator by so electing and notifying the Operator within ten days after receiving notice from the Operator.

B.      SHOP-MADE ITEMS

      Shop-made items may be priced using the value of the Material used to construct the item plus labor costs. If the Material is from a scrap or junk account, the Material may be priced at either 25% of the current price as determined in Section VI, Paragraph 2.A. or scrap value, whichever is higher, plus estimated labor costs to fabricate the item.

C.      MILL REJECTS

      Mill rejects purchased as "limited service" casing or tubing shall be priced at 80% of K-55/J-55 price as determined in Section VI, Paragraphs 2.A and B. Line pipe converted to casing or tubing with casing or tubing couplings attached shall be priced as K-55/J55 casing or tubing at the nearest size and weight.

            VII. INVENTORIES OF CONTROLLABLE MATERIAL

The Operator shall maintain records of Controllable Material charged to the Joint Account, as defined in the COPAS Material Classification Manual, with sufficient detail to perform the physical inventories requested unless directed otherwise by the Non-Operators.

Adjustments to the Joint Account by the Operator resulting from a physical inventory of jointly owned Controllable Material are limited to the six months following the taking of the inventory. Charges and credits for overages or shortages will be valued for the Joint Account based on Condition B prices in effect on the date of physical inventory and determined in accordance with
Section VI, Paragraphs 2.A. and B. unless the inventorying Parties can prove another Material condition applies.

1. DIRECTED INVENTORIES

With an interval of not less than five years, physical inventories shall be performed by the Operator upon written request of a majority in working interests of the Non-Operators.

Expenses of directed inventories will be borne by the joint Account and May include the following:

A. Audit per them rate for each inventory person in line with the auditor rates determined, adjusted, and published each April by COPAS

The per them should also be applied to a reasonable number of days for pre-inventory work and for report preparation. The amount of time required for this additional work may vary from inventory to inventory.

B. Actual travel including Operator-provided transportation and personal expenses for the inventory team

C.      Reasonable charges for report typing and processing

The Operator is expected to exercise judgment in keeping expenses within reasonable limits. Unless otherwise agreed, costs associated with any post report follow-up work in settling the inventory will be absorbed by the Non Operator incurring such costs. Any anticipated disproportionate costs should be discussed and agreed upon prior to commencement of the inventory.

When directed inventories are performed, all Parties shall be governed by such inventory.

2. NON-DIRECTED INVENTORIES

A.      OPERATOR INVENTORIES
  Periodic physical inventories that are not requested by the Non-Operator may be performed by the Operator at the Operator's discretion. The expenses of conducting such Operator inventories shall not be charged to the Joint Account

B.      NON-OPERATOR INVENTORIES
   Any Non-Operator(s) may conduct a physical inventory at reasonable times with prior notification to the Operator. Such inventories shall be conducted at the sole cost and risk of the participating Non-Operator(s).

C.      OTHER INVENTORIES
  Other physical inventories may be taken whenever there is any sale or change of interest. When possible, the selling Parry should notify all other owners 30 days prior to the anticipated closing date. When there is a Change in Operator of the Joint Property, an inventory by the former and new Operator should be taken. The expenses of conducting such other inventories shall be charged to the Joint Account